Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-128103 on Form S-8 of our report dated June 12, 2026, appearing in this Annual Report on Form 11-K of the USANA Health Sciences 401(k) Plan for the year ended December 31, 2025.

/s/ Tanner LLP

Salt Lake City, Utah
June 12, 2026